Exhibit 10.1

WAIVER AND FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This WAIVER AND FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 28, 2011 (the “Agreement”) is entered into among CIBER, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

A.                                   The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of August 20, 2009 (as amended by (i) that certain First Amendment to Amended and Restated Credit Agreement dated February 18, 2010, (ii) that certain Second Amendment to Amended and Restated Credit Agreement dated August 2, 2010, and (iii) that certain Third Amendment to Amended and Restated Credit Agreement dated February 18, 2011 and as further amended or otherwise modified from time to time, the “Credit Agreement”).

B.                                     Certain Events of Default have occurred under Section 8.01(b) the Credit Agreement as a result of the Loan Parties’ failure to comply with Section 6.12(a) of the Credit Agreement (Consolidated Fixed Charge Coverage Ratio), Section 6.12(b) of the Credit Agreement (Consolidated Leverage Ratio) and Section 6.12(c) of the Credit Agreement (Consolidated EBITDA), in each case as of the end of the Fiscal Period ended June 30, 2011 (collectively, the “Existing Events of Default”).

C.                                     The Loan Parties have requested that the Administrative Agent and the Required Lenders (i) waive the Existing Events of Default and (ii) amend certain terms of the Credit Agreement.

D.                                    The Administrative Agent and the Required Lenders are willing to do so, subject to the terms and conditions specified in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Estoppel, Acknowledgement and Reaffirmation.  The Borrower hereby acknowledges that the Existing Events of Default currently exist and have not been previously waived.  As of July 22, 2011, the principal balance outstanding under (i) the Revolving Credit Loan, including the Swing Line Loan, was not less than $70,000,000.00 and (ii) the Term Loan was not less than $32,500,000.00, which amounts constitute valid and subsisting obligations of the Borrower to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.  Each Loan Party hereby (i) acknowledges its obligations under the Loan Documents, (ii) reaffirms that each of the Liens created and granted pursuant to the Loan Documents is valid, subsisting, of first-priority (subject to Permitted Liens) and duly perfected to the extent required by the Loan Documents and (iii) acknowledges that this Agreement shall in no manner impair or otherwise adversely affect such Liens.

2.                                       Waiver.  Subject to the other terms and conditions of this Agreement, the Administrative Agent and the Required Lenders hereby waive the Existing Events of Default.  This waiver is limited solely to the Existing Events of Default, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable law.  Nothing herein shall modify or affect the obligations of the Loan Parties to comply with each and every duty, term, condition or covenant contained in the Credit Agreement and the other Loan Documents from and after the date hereof.

3.                                       Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                  The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means with respect to Revolving Credit Loans, the Term Loan, Swing Line Loans, Letters of Credit and the Commitment Fee, the following percentages per annum:

Commitment Fee	L/C Fee	Eurodollar Rate Loans	Base Rate Loans
0.50%	4.50%	4.50%	3.50%

(b)                                 The definition of “Change in Law” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

(c)                                  The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated EBITDA” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (without duplication):  (a) the net income (or net loss) for such period; provided that net income (or net loss) shall be computed without giving effect to extraordinary gains or extraordinary losses; provided further that there shall be excluded the net income (or net loss) of any Person (other than a Subsidiary of Borrower) in which Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Borrower or such Subsidiary in the form of dividends or similar distributions; plus (b) Consolidated Interest Expense (net of interest income) for such period to the extent included in the determination of such net income (or net loss); plus (c) Consolidated Tax Expense for such period to the extent included in the determination of such net income (or net loss); plus (d) all amounts treated as expenses for such period for depreciation and the amortization of intangibles of any kind; plus (e) any non-cash expense attributable to the expensing of share based payment awards (including without limitation awards related to stock option programs and phantom stock programs) pursuant to the implementation of or compliance with the Financial Accounting Standards Board Statement 123R (excluding any such expense that constitutes an accrual of or a reserve for cash charges for any future period); plus (f) for the fiscal quarter ending December 31, 2010, up to $10,000,000 of non-recurring charges in the aggregate primarily relating to several accounts receivable balances or unbilled revenue balances where the Borrower’s ability to collect is questionable due to either the customers’ ability to pay or disagreements regarding the work performed, net of any provision previously established, retiree health care benefits, anticipated litigation settlement costs and costs relating to a pledge for a donation; minus (g) without duplication, any non-cash gains attributable to the expensing of share based payment awards (including without limitation awards related to stock option programs and phantom stock programs) pursuant to the implementation of or compliance with the Financial Accounting Standards Board Statement 123R (excluding any such gain that represents the reversal of any accrual of or reserve for anticipated cash charges in any prior period that are described in the parenthetical to clause (e) above); plus (h) any non-cash mark-to-market expense (minus any non-cash mark-to-market gains) relating to Swap Agreements permitted hereunder for such period to the extent included in the determination of such net income (or net loss) plus (i) for the fiscal quarter period ending June 30, 2010 only, non-cash goodwill impairment charges for such period not to exceed $112,000,000 in the aggregate; plus (j) up to $18,000,000 in goodwill impairment to the extent recognized in accordance with GAAP during the Fiscal Period ended as of June 30, 2011; plus (k) up to $2,600,000 in respect of the non-cash earn-out payment true up in reference to the Segmenta Acquisition to be recognized in accordance with GAAP during the Fiscal Period ended as of June 30, 2011; plus (l) the aggregate cash costs in excess of $100,000 incurred for (1) the field examination required by the Fourth Amendment and (2) the fees paid to the financial advisor (or to the Administrative Agent in reimbursement of such fees) retained by the Administrative Agent as permitted by the Fourth Amendment, but in each case only to the extent included in the determination of such Consolidated EBITDA.

(d)                                 The definition of “Consolidated Fixed Charges” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated Fixed Charges” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) Consolidated Tax Expenses (calculated without giving effect to any adjustment resulting from (x) the goodwill impairment charge taken in the fiscal quarter ended June 30, 2011, (y) the up to $10,000,000 non-recurring charge taken in the fiscal quarter ended December 31, 2010 and (z) the up to $29,100,000 non-recurring charge taken for the write-down of deferred tax assets in the fiscal quarter ended June 30, 2011) for such period plus (ii) Consolidated Interest Expense for such period plus (iii) Consolidated Scheduled Funded Debt Payments for such period plus (iv) for only those periods ending prior to the Third Amendment Effective Date, the amount of cash Restricted Payments in any such period permitted by Section 7.06(d) as in effect prior to the Third Amendment Effective Date, all as determined in accordance with GAAP.

(e)                                  The following definition of “Fourth Amendment” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Fourth Amendment” means that certain Waiver and Fourth Amendment to Amended and Restated Credit Agreement entered into by the Loan Parties, the Administrative Agent and the Required Lenders on the Fourth Amendment Effective Date.

(f)                                    The following definition of “Fourth Amendment Effective Date” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Fourth Amendment Effective Date” means July 28, 2011.

(g)                                 Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (b) thereof; (ii) replacing the period at the end of subsection (c) with “; and” and (iii) adding new subsections (d) and (e) to the end thereof, to read as follows:

“(d) as soon as available, but in any event within twenty-five (25) days after the end of each calendar month that is not also the end of a Fiscal Period for which a report under Section 6.01(b) is required, (i) a consolidated and consolidating balance sheet for Borrower and its Subsidiaries as at the end of such month, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and retained earnings for such month and for the portion of Borrower’s fiscal year then ended, setting forth, in each case in comparative form, the figures for the corresponding months and for the portions of the previous fiscal year, all in reasonable detail, such financial statements to be certified by a Responsible Officer of Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and retained earnings of Borrower and its Subsidiaries in accordance with the standard accounting practices of the Borrower, it being understood that no GAAP audit adjustments for quarter end or year end shall be included therein, and (ii) a narrative summary regarding the efforts of the Loan Parties with respect to material asset dispositions since the last report to the Lenders under this Section 6.01(d); and

(e) (i) on the last Business Day of each calendar month ending  after the Fourth Amendment Effective Date (each such date, a “Forecast Date”), a consolidated forecast of cash flows for the Loan Parties for the thirteen (13) week period commencing with the week following such Forecast Date in form and detail reasonably satisfactory to the Administrative Agent (a “Forecast”) and (ii) on the last Business Day of the first full week following the Fourth Amendment Effective Date  and on the last Business Day of each week thereafter (each such date, a “Reconciliation Date”), a reconciliation between actual cash flows for the week ending one week before such Reconciliation Date and the projected cash flows for such week as set forth in the most recent previous Forecast..  In the event that the projected cash flows set forth in any Forecast contain material differences from the projected cash flows for any period in such Forecast that was covered in the immediately preceding Forecast, the Borrower shall provide descriptions of such material differences and the rationale therefor.”

(h)                                 Section 6.02(a) of the Credit Agreement is hereby amended to read as follows:

“(i) concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of Section 6.01, a duly completed Compliance Certificate signed by an appropriate Responsible Officer of Borrower and (ii) concurrently with the delivery of the financial statements referred to in subsection (d) of Section 6.01, a monthly covenant calculation worksheet setting forth the calculation of the financial covenants in Section 6.12 (a)-(c) as of the last day of the prior calendar month for the twelve month period ending on such date;”

(i)                                     Section 6.02(h) of the Credit Agreement is hereby amended to read as follows:

“promptly, but in any event within a reasonable period of time thereafter, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof or compliance with the terms of the Loan Documents, as Administrative Agent or any Lending Party may from time to time reasonably request, including, without limitation, a telephone conference or physical meeting with the Lenders to update the Lenders on the financial performance of the Loan Parties; and”

(j)                                     Section 6.12(a) of the Credit Agreement is hereby amended to read as follows:

Consolidated Fixed Charge Coverage Ratio. Maintain, as of the last day of each Fiscal Period, a Consolidated Fixed Charge Coverage Ratio not less than the corresponding ratio for such day set forth below:

September 30, 2011	0.49 : 1.00
December 31, 2011	0.95 : 1.00
March 31, 2012 and thereafter	1.25 : 1.00

(k)                                  Section 6.12(b) of the Credit Agreement is hereby amended to read as follows:

Consolidated Leverage Ratio.  Maintain, as of the last day of each Fiscal Period set forth below, a Consolidated Leverage Ratio not greater than the corresponding ratio for such day set forth below:

September 30, 2011	4.30 : 1.00
December 31, 2011	2.20 : 1.00
March 31, 2012	2.25 : 1.00
June 30, 2012 and thereafter	2.00 : 1.00

(l)                                     Section 6.12(c) of the Credit Agreement is hereby amended to read as follows:

Consolidated EBITDA.  Maintain Consolidated EBITDA for the twelve-month period ending as of the end of each fiscal quarter of the Borrower of at least (i) $27,000,000 for the twelve month period ending September 30, 2011, (ii) $36,000,000 for the twelve month period ending December 31, 2011 and (iii) from March 31, 2012 and thereafter, $45,000,000.

(m)                               Section 7.03(j) of the Credit Agreement is hereby amended to read as follows:

“Debt incurred by any Foreign Subsidiary that is non recourse as to any Loan Party; provided that the aggregate principal amount of any such Debt outstanding at any time pursuant to this Section 7.03(j) for all such Foreign Subsidiaries shall not exceed $5,000,000.00 plus, to the extent in excess of $5,000,000.00, additional Debt permitted to be outstanding pursuant this Section 7.03(j) as specified in that certain Second Amendment to Amended and Restated Credit Agreement and Waiver, dated August 2, 2010, that remains outstanding as of the Fourth Amendment Effective Date plus, from and after the Fourth Amendment Effective Date, $2,000,000.00 in excess of the amount of such Debt outstanding as of the Fourth Amendment Effective Date (“Permitted Foreign Subsidiary Debt”);”

4.                                       Perfection Certificate.  Within thirty (30) days of the Fourth Amendment Effective Date, the Loan Parties shall provide a perfection certificate, in form reasonably satisfactory to the Administrative Agent, duly executed by a Responsible Officer of each Loan Party; provided, however, that the Administrative Agent may extend the date for the delivery of such certificate in its sole discretion.

5.                                       Lender Advisor.  If the Administrative Agent engages, directly or through counsel, an independent qualified financial advisor to monitor the Loan Parties’ financial and operational performance and conduct (or subcontract) an appraisal or field exam of the Collateral, the Loan Parties shall fully cooperate with such financial advisor and provide such financial advisor with reasonable access to any non-privileged information reasonably necessary for it to perform the services for which it was engaged.  Borrower shall be responsible for payment of all reasonable fees and expenses incurred in connection with the retention by the Administrative Agent of such Financial Advisor.

6.                                       Field Examination.  The Borrower and its Subsidiaries shall permit and facilitate a field audit to be conducted by Bank of America Business Credit for the purpose of validating the asset coverage test set forth in Section 6.12(d) of the Credit Agreement.  The Borrower and its Subsidiaries shall fully cooperate with the field examiners and shall be responsible payment of all reasonable fees and expenses incurred in connection with the field examination.

7.                                       Conditions Precedent.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)                                  The Administrative Agent shall have received counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and Bank of America, N.A., as Administrative Agent.

(b)                                 The Administrative Agent shall have received such incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Amendment and Waiver and the other Loan Documents to which such Loan Party is a party.

(c)                                  The Administrative Agent shall have received an amendment fee in the amount of $600,000 to be shared by each Lender executing this Agreement on or before 5 p.m. (Pacific time) on July 28, 2011 on a pro rata basis based upon the principal balance of outstanding Term Loans held by such Lenders and the outstanding Revolving Credit Commitments held by such Lenders.

(d)           The Administrative Agent shall have received reimbursement from the Borrower for all reasonable out-of-pocket fees and expenses (including without limitation reasonable out-of-pocket fees and costs of counsel to the Administrative Agent) incurred in connection with the Loan Documents and this Agreement and invoiced through the Fourth Amendment Effective Date.

(e)           The Administrative Agent shall have received a Forecast for the 13 week period commencing July 25, 2011.

8.             Representations of the Loan Parties.  Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           Each of the Loan Parties has the full power and authority to enter, execute and deliver this Agreement and perform its obligations hereunder, under the Credit Agreement, as amended hereby, and under each of the Loan Documents.  The execution, delivery and performance by each of the Loan Parties of this Agreement, and the performance by each of the Loan Parties of the Credit Agreement, as amended hereby, and each other Loan Document to which it is a party, in each case, are within such Person’s powers and have been authorized by all necessary corporate, limited liability or partnership action of such Person.

(b)           This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with its execution, delivery or performance of this Agreement and the transactions contemplated hereby.

(d)           The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

(e)           The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(f)            As of the date hereof after giving effect to this Agreement, no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

9.             Release.  In consideration of the Administrative Agent’s and the Required Lenders’ willingness to enter into this Agreement, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents through the date of this Agreement, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group.

10.           Expenses.  Upon written demand therefor, the Loan Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Agreement and the closing of the transactions contemplated hereby.

11.           Reaffirmation of Guaranty.  Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents after giving effect to the transactions contemplated hereby and (c) agrees that except as expressly provided herein, this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents.

12.           Reference to and Effect on Loan Documents.  Except as specifically modified herein, the Loan Documents shall remain in full force and effect.  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under any of the Loan Documents, or constitute a waiver or amendment of any provision of any of the Loan Documents, except as expressly set forth herein.  This Agreement shall constitute a Loan Document.

13.           Further Assurances.  The Loan Parties each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

14.           Entirety.  This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

15.           Governing Law; Jurisdiction; Etc.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5 140 1 AND 5 1402).

(b)           BORROWER AND EACH OTHER LOAN PARTY PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH EACH IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURTS OR, TO THE

FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURTS.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDING PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

(c)           BORROWER AND EACH OTHER LOAN PARTY PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION ((B) OF THIS SECTION 15.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (COLLECTIVELY, THE “CLAIMS”).  EACH OF THE PARTIES HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL ON SUCH MATTERS.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

16.           Miscellaneous.

(a)           This Agreement shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Lenders and their respective successors and permitted assigns.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

(b)           Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c)           Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d)           Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.

(e)           This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  Delivery of an executed counterpart of this Agreement by telecopy or other electronic imaging means (including .pdf) shall be effective as an original.

(f)            This Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	CIBER, INC.,
a Delaware corporation

	By:	/s/ Claude J. Pumilia
Name: Claude J. Pumilia
Title: Executive Vice President & Chief Financial Officer

GUARANTOR:	CIBER INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Claude J. Pumilia
Name: Claude J. Pumilia
Title: Executive Vice President & Treasurer

WAIVER AND FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Linda Lov
Name: Linda Lov
Title: AVP

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Jan Y. Okinishi
Name: Jan Y. Okinishi
Title: Vice President

COMPASS BANK, an Alabama banking corporation
(herein referred to as “BBVA COMPASS”),
as a Lender

	By:	/s/ Joseph W. Nimmons
Name: Joseph W. Nimmons
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Jeff Benedix
Name: Jeff Benedix
Title: Assistant Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ David A. Wild
Name: David A. Wild
Title: Senior Vice President

UNION BANK, N.A.,
as a Lender

	By:	/s/ Michael Ball
Name: Michael Ball
Title: Vice President

WAIVER AND FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Philip K. Liebscher
Name: Philip K. Liebscher
Title: Senior Vice President

IBM CREDIT LLC,
as a Lender

By:	/s/ Salvatore Grasso
Name: Salvatore Grasso
Title: Manager of Credit

WAIVER AND FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT